Exhibit 6.7

VIRTUIX HOLDINGS INC.

AMENDMENT TO
2020 CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT
AND SUBORDINATED CONVERTIBLE PROMISSORY NOTES

This Amendment to 2020 Convertible Promissory Note Purchase Agreement and Subordinated Convertible Promissory Notes (this “Amendment”) is dated as of August 26, 2020, by and among Virtuix Holdings Inc., a Delaware corporation (the “Company”), and the undersigned holders of Subordinated Convertible Promissory Notes of the Company (each, a “Note Holder”; and collectively, the “Note Holders”).

R E C I T A L S:

A.            The Company issued and sold a series of Subordinated Convertible Promissory Notes of the Company (each a “Note”; and collectively, the “Notes”) pursuant to the 2020 Convertible Promissory Note Purchase Agreement dated as of April 16, 2020 (the “Original Purchase Agreement”), among the Company and the investors in the Notes listed on Schedule I thereto (the “Purchasers”), which Notes remain outstanding as of the date hereof.

B.             Under Section 7.10 of the Original Purchase Agreement and Section 9 of the Notes, any term of the Original Purchase Agreement and any term of the Notes may be amended or waived with the written consent of the Company and the holders of a majority of the outstanding principal amount of all outstanding Notes issued under the Original Purchase Agreement (the “Requisite Holders”).

C.             The Note Holders executing this Amendment constitute the Requisite Holders on the date hereof.

D.             The Company and the Note Holders desire to amend (i) the Original Purchase Agreement by this Amendment to increase the Maximum Principal Amount (as such term is defined in the Original Purchase Agreement) from $2,000,000.00 to $3,000,000.00 and (ii) to amend the Notes to reduce the minimum proceeds to the Company in order to effect a Qualified Financing (as defined in the Notes) from $5,000,000 to $1,000,000.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned Note Holders hereby agree as follows:

1.              Amendment to Definition of “Agreement”. The term “Agreement” as used in the Original Purchase Agreement, is hereby amended to mean and refer to the Original Purchase Agreement as amended by this Amendment.

Amendment to 2020 Convertible Promissory Note Purchase Agreement

and Subordinated Convertible Promissory Notes – Page 1

2.              Amendment to Recital. The Recital to the Original Purchase Agreement is hereby amended and restated in its entirety to read in full as follows:

“The Company desires to sell to the Investors, and the Investors desire to purchase from the Company, Subordinated Convertible Promissory Notes (each, a “Note” and collectively, the “Notes”), in the aggregate principal amount of up to $3,000,000.00 (the “Maximum Principal Amount”), on the terms and conditions of this Agreement.”

3.              Amendment to Minimum Amount for a Qualified Financing. Section 1(a) of each and all of the Notes is hereby amended by deleting the reference to “$5,000,000 in equity financing” therein and replacing it with the phrase: “$1,000,000 in equity financing”.

4.              Form of Note. The Note Holders, as the Requisite Holders, hereby consent and agree that the form of Subordinated Convertible Promissory Note of the Company attached as Exhibit “A” to the Note Purchase Agreement, as such form was amended pursuant to the Amendment to Convertible Promissory Notes dated as of June 3, 2020, shall be replaced by a form of Convertible Subordinated Promissory Note that reflects the amendments set forth above in Sections 1, 2 and 3 of this Amendment.

5.              Miscellaneous.

(a)              Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles.

(b)             Continued Effectiveness of the Original Purchase Agreement and the Notes. Except as expressly stated in this Amendment, all terms of the Original Purchase Agreement and of each and all of the Notes shall remain in full force and effect as provided therein and in accordance with the respective terms thereof.

(c)              Successors and Assigns. This Amendment shall be binding upon the Company, the Note Holders and the other Purchasers (even if not signatory hereto) and shall inure to the benefit of such parties and their respective heirs, executors, legal representatives, successors and permitted transferees.

(d)              Counterparts/Facsimile Signature Pages. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Signatures transmitted via facsimile or that are scanned and transmitted via electronic mail shall be deemed originals for purposes of this Amendment.

[Signature Pages Follow]

Amendment to 2020 Convertible Promissory Note Purchase Agreement

and Subordinated Convertible Promissory Notes – Page 2

IN WITNESS WHEREOF, the Company and the undersigned Note Holders, constituting the Requisite Holders, have executed this Amendment to 2020 Convertible Promissory Note Purchase Agreement and Subordinated Convertible Promissory Notes as of the date first set forth above.

The Company:

VIRTUIX HOLDINGS INC.

By:
Jan Goetgeluk
Chief Executive Officer

The Note Holders:

If Note Holder is an INDIVIDUAL:

Print Name

Signature

If Note Holder is an ENTITY:

Name of Entity

By:

Name

Title:

Amendment to 2020 Convertible Promissory Note Purchase Agreement

and Subordinated Convertible Promissory Notes – Page 3